Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 90 to the Registration Statement on Form N–1A of Fidelity Covington Trust: Fidelity Value Factor ETF, Fidelity Small-Mid Multifactor ETF, Fidelity Quality Factor ETF, Fidelity Momentum Factor ETF, Fidelity Low Volatility Factor ETF, Fidelity High Dividend ETF, Fidelity Dividend ETF for Rising Rates, Fidelity U.S. Multifactor ETF, Fidelity New Millennium ETF, Fidelity Blue Chip Growth ETF, and Fidelity Blue Chip Value ETF of our reports dated September 17, 2021, relating to the financial statements and financial highlights included in the July 31, 2021 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 18, 2021